QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

400 Renaissance Center Detroit, Michigan 48243 www.dykema.com Tel: (313) 568-6800 Fax: (313) 568-6832

September 22, 2006

ITC Holdings Corp.
39500 Orchard Hill Place, Suite 200
Novi, Michigan 48375

Re:
Re: Registration Statement on Form S-1 (No. 333-135137) filed by ITC Holdings Corp. on June 19, 2006, as amended (the "Registration Statement")

Ladies and Gentlemen:

        We have acted as counsel for ITC Holdings Corp., a Michigan corporation (the "Company"), in connection with the preparation of the Registration Statement filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, without par value, of the Company to be sold on behalf of the Company and a selling stockholder in a firm commitment underwritten offering. We have been informed that the number of shares of common stock to be sold by the Company will not exceed 10,500,000 and the number of shares of common stock to be sold by the selling stockholder will not exceed the number of shares reflected in the Registration Statement as owned by it (collectively, the "Shares").

        In acting as counsel for the Company, we have examined the proceedings taken in connection with this sale and issuance of the Shares and we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

        Based upon the foregoing, we are of the opinion that:

1.
The Shares to be issued and sold by the Company pursuant to the Registration Statement, when issued and sold in the manner referred to in the Registration Statement, will be legally issued, fully paid and nonassessable.

2.
The Shares to be sold by the selling stockholder pursuant to the Registration Statement are legally issued, fully paid and nonassessable.

        We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Dykema Gossett PLLC

CALIFORNIA -- ILLINOIS -- MICHIGAN -- WASHINGTON D.C.

QuickLinks

  Exhibit 5.1